CPI AEROSTRUCTURES, INC. 10-K

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-272991 , 333- 255551, 333-212837, 333-164687 and 333-130077) on Form S-8 of CPI Aerostructures, Inc. of our report dated April 5, 2024, relating to the consolidated financial statements of CPI Aerostructures, Inc and Subsidiaries, appearing in this Annual Report on Form 10-K of CPI Aerostructures, Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

New York, New York

March 31, 2025